EXHIBIT 10.2

AGREEMENT

AND

PLAN OF MERGER

BY AND AMONG

ALLURE WORLDWIDE INC.,

GENVOR INC., AND

GENVOR ACQUISITION CORP.

Table of Contents

ARTICLE 1 Merger		1
1.1	Effects of Merger.	1
1.2	Effect on Company Capital Stock and Merger Subsidiary Capital Stock.	1
1.3	Rights of Holders of Company Capital Stock.	1
1.4	Procedure for Surrender and Exchange of Certificates.	1
1.5	[Intentionally deleted].	1
1.6	Directors and Officers of the Surviving Company.	1
1.7	Tax Treatment.	1

ARTICLE 2 Representations and Warranties of Company		1
2.1	Organization and Good Standing.	1
2.2	Authority and Authorization; Conflicts; Consents.	1
2.3	Capitalization.	1
2.4	Employee Benefit Plans.	1
2.5	Tax-Free Reorganization.	1
2.6	Full Disclosure.	1

ARTICLE 3 Representations and Warranties of Parent and Merger Subsidiary		1
3.1	Organization and Good Standing.	1
3.2	Authority and Authorization; Conflicts; Consents.	1
3.3	Capitalization.	1
3.4	Employee Benefit Plans.	1
3.5	Tax-Free Reorganization.	1
3.6	Full Disclosure.	1
3.7	Validity of Parent Common Stock	1

ARTICLE 4 Conduct of Business Pending the Merger		1
4.1	Conduct of Business by Parent	1
4.2	Conduct of Business by Company	1

ARTICLE 5 Additional Covenants and Agreement		1
5.1	Governmental Filings.	1
5.2	Expenses.	1
5.3	Due Diligence; Access to Information; Confidentiality.	1
5.4	Tax Treatment	1
5.5	Press Releases.	1
5.6	Securities Law Filings.	1
5.7	Merger Consideration; Securities Act Exemption.	1
5.8	No Solicitation.	1
5.9	Failure to Fulfill Conditions.	1

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5.10	Preparation of Periodic and Current Reports.	1
5.11	Notification of Certain Matters.	1
5.12	Directors and Officers of Parent.	1

ARTICLE 6 Conditions		1
6.1	Conditions to Obligations of Each Party.	1
6.2	Additional Conditions to Obligations of Parent and Merger Subsidiary.	1
6.3	Additional Conditions to Obligations of Company.	1

ARTICLE 7 Termination		1
7.1	Termination	1

ARTICLE 8 General Provisions		1
8.1	Notices.	1
8.2	No Survival.	1
8.3	Interpretation.	1
8.4	Severability.	1
8.5	Entire Agreement; Schedules; Amendment; Waiver.	1
8.6	Counterparts; Delivery.	1
8.7	Third-Party Beneficiaries.	1
8.8	Governing Law	1
8.9	Jurisdiction; Service of Process.	1

ARTICLE 9 Certain Definitions		1

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into effective as of the 3rd day of March, 2022 (the “Effective Date”), by and among Allure Worldwide Inc., a Nevada corporation (“Parent”), Genvor Inc., a Delaware corporation (“Company”), and Genvor Acquisition Corp., a Delaware corporation (“Merger Subsidiary”). Certain capitalized terms used in this Agreement are defined in Article 9.

Background

A.

The respective Boards of Directors of the parties have (i) determined that it is in the best interests of such corporations and their respective security holders to consummate a merger of Merger Subsidiary with and into Company (the “Merger”) and (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement;

B.

Pursuant to the Merger, among other things, the outstanding shares of capital stock of Company will be converted into the right to receive upon Closing (as defined in this Agreement) and thereafter, the Merger Consideration (as defined in this Agreement); and

C.

The parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan. Accordingly, the parties intend that the Merger qualify as a “reorganization,” within the meaning of Code Section 368(a), and that, with respect to the Merger and within the meaning of Code Section 368(b), each of Parent, Merger Subsidiary and Company will be a “party to a reorganization.”

Agreement

In consideration of the foregoing, and the representations, warranties, and covenants contained in this Agreement, each party hereby agrees as follows:

ARTICLE 1

Merger

At the Merger Time (as defined herein), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law or any successor statute (the “DGCL”), Merger Subsidiary will merge with and into Company, the separate corporate existence of Merger Subsidiary will cease, and Company will continue as the surviving corporation and as a wholly owned subsidiary of Parent. Company, as the surviving corporation after the Merger, is hereinafter referred to as the “Surviving Company.”

1.1 Effects of Merger.

(a) From and after the Merger Time, (i) Company’s Certificate of Incorporation as in effect immediately prior to the Merger Time shall be the certificate of incorporation of the Surviving Company, and (ii) Company’s bylaws as in effect immediately prior to the Merger Time shall be the bylaws of the Surviving Company.

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(b) From and after the Merger Time and until further altered or amended in accordance with applicable law: (i) all of the rights, privileges, immunities, powers, franchises and authority—both public and private—of Company and Merger Subsidiary shall vest in the Surviving Company; (ii) all of the assets and property of Company and Merger Subsidiary of every kind, nature and description—real, personal and mixed, and both tangible and intangible—and every interest therein, wheresoever located, including without limitation all debts or other obligations belonging or due to Company or Merger Subsidiary, all claims and all causes of action, shall be vested absolutely and unconditionally in the Surviving Company; and (iii) all debts and obligations of Company and Merger Subsidiary, all rights of creditors of Company or Merger Subsidiary and all liens or security interests encumbering any of the property of Company or Merger Subsidiary shall be vested in the Surviving Company and shall remain in full force and effect without modification or impairment and shall be enforceable against the Surviving Company and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Company in its own name and for its own behalf. Without limiting the generality of the foregoing, the Surviving Company specifically assumes all continuing obligations which Company or Merger Subsidiary would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Company’s certificate of incorporation, bylaws and pursuant to the DGCL, with respect to any and all claims arising out of actions taken or omitted by Company’s officers and directors prior to the Merger Time.

(c) Each of Parent, Company and Merger Subsidiary shall use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL at the Merger Time. If, at any time after the Merger Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Company or Merger Subsidiary, the officers of Parent, and the officers of Surviving Company on behalf of Company and Merger Subsidiary, shall take all such lawful and necessary action.

(d) Subject to the provisions of Article 6 and Article 7, the closing of the transactions contemplated hereby (the ”Closing,” and the date of the Closing will be referred to interchangeably as the “Closing Date,” as the case may be) shall take place at such location, on such date and at such time as Company and Parent mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article 6, but in no event later than five business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing date, to effect the Merger, the parties will cause a Certificate of Merger under the DGCL (the “Certificate(s) of Merger”) to be filed with the State of Delaware. The Merger shall be effective upon the filing of the Certificate(s) of Merger (the “Merger Time”).

1.2 Effect on Company Capital Stock and Merger Subsidiary Capital Stock. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Merger Time:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Merger Time will be cancelled and extinguished and automatically converted into the right to receive one (1) fully paid and non-assessable shares of Parent Common Stock. Parent will issue to each holder of Company Common Stock certificates or Book Entries evidencing the number of shares of Parent Common Stock determined in accordance with the foregoing. Immediately after the Merger Time, holders of Company Common Stock immediately prior to the Merger shall hold approximately 95% of the issued and outstanding shares of Parent Common Stock (including shares reserved for issuance pursuant to stock option plan(s)).

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(b) Each share of common stock, $0.001 par value per share, of Merger Subsidiary issued and outstanding immediately prior to the Merger Time will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Company; and

(c) All shares of Parent Common Stock issued upon the surrender of and exchange of Company Common Stock for shares in accordance with the terms and conditions of this Section 1.2 will be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

1.3 Rights of Holders of Company Capital Stock.

(a) From and after the Merger Time and until surrendered for exchange, each outstanding stock certificate or Book Entry that, immediately prior to the Merger Time, represented shares of Company Common Stock will be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of Parent Common Stock into which such shares of Company Common Stock will have been converted pursuant to Section 1.2(a) above. The record holder of each such outstanding certificate or Book Entry representing shares of Company Common Stock, will, immediately after the Merger Time, be entitled to vote the shares of Parent Common Stock into which such shares of Company Common Stock have been converted on any matters on which the holders of record of the Parent Common Stock, as of any date subsequent to the Merger Time, are entitled to vote. In any matters relating to such certificates or Book Entries of Company Common Stock, Parent may rely conclusively upon the record of stockholders maintained by Company containing the names and addresses of the holders of record of Company Common Stock on the Closing Date.

(b) At the Merger Time, Parent shall have reserved a sufficient number of authorized but unissued shares of Parent Common Stock for issuance in connection with the issuance of the Merger Consideration upon automatic conversion of Company Common Stock into Parent Common Stock at the Merger Time.

1.4 Procedure for Surrender and Exchange of Certificates.

(a) After the Merger Time, each record holder of outstanding shares of Company Common Stock will be entitled to receive certificates or Book Entries representing the number of whole shares of Parent Common Stock into which shares of Company Common Stock shall have been converted as provided in Section 1.2 hereof. Parent shall not be obligated to deliver certificates representing shares of Parent Common Stock, to which any holder of shares of Company Common Stock is entitled, until such holder surrenders the certificate(s), if any, representing such Company Common Stock. Upon surrender, each certificate evidencing Company Common Stock shall be canceled. If there is a transfer of Company Common Stock ownership that has not been registered in the transfer records of Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of Parent, such certificate, if any, shall be properly endorsed or otherwise be in proper form for transfer, (y) the Person requesting such transfer shall pay any transfer or other Taxes required by reason of the issuance of shares of or certificates, if any, representing shares of Parent Common Stock to a Person other than the registered holder of such shares or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable, and (z) the issuance of such shares of or certificates, if any, representing shares of Parent Common Stock shall not, in the sole discretion of Parent, violate the requirements of Section 4(2) of the Securities Act with respect to the private placement of Parent Common Stock that will result from the Merger.

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(b) Any shares of Parent Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Parent of a written opinion of counsel reasonably satisfactory in form and substance to Parent to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends will be placed on all certificates representing shares of Parent Common Stock issued in the Merger, substantially as follows:

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION OR SIMILAR REQUIREMENTS OF THE SECURITIES LAWS.

(c) Excluding any shares of Company Common Stock held in Book Entry, in the event any certificate for shares of Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of a sworn affidavit of that fact by the holder thereof, one or more certificates representing such shares of Parent Common Stock as provided herein; provided, however, that Parent, in its discretion and as a condition precedent to the issuance of such certificates, may require the holder of the shares represented by such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Parent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

1.5 [Intentionally deleted].

1.6 Directors and Officers of the Surviving Company.

The directors of Company immediately prior to the Merger Time will become the sole directors of the Surviving Company. As of the Merger Time, the officers of Company immediately prior to the Merger Time will become the sole officers of the Surviving Company. Each such director and officer will hold such office until their respective successors are duly appointed or such Persons are removed from office in accordance with applicable law and the articles of incorporation and bylaws of the Surviving Company.

1.7 Tax Treatment.

It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a tax-free reorganization under Section 368(a) of the Code (and comparable provisions of any applicable state or local laws).

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ARTICLE 2

Representations and Warranties of Company

Company hereby represents and warrants to Parent as follows:

2.1Organization and Good Standing.

Company (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and (b) has full corporate power and authority to own and lease its properties and assets and conduct its business. The copies of the certificate of incorporation and bylaws of Company that have been made available to Parent are correct and complete copies of such documents as in effect as of the Effective Date. Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership and leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated by this Agreement.

2.2 Authority and Authorization; Conflicts; Consents.

(a) Authority and Authorization. Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by Company’s Board of Directors and, except for approval of this Agreement and the Merger by the requisite approval of Company’s stockholders (the “Required Company Stockholder Approval”), no other corporate proceedings on the part of Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Merger and all other transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and, assuming it is a valid and binding obligation of Parent and Merger Subsidiary, constitutes a valid and binding obligation of Company enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Conflicts. Neither the execution or delivery by Company of this Agreement or by Company of any Ancillary Document nor consummation by Company of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under its articles of incorporation or bylaws; (2) violate any applicable law or order; or (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person other than Company to accelerate, increase, terminate, modify or cancel any right or obligation under, any contract to which Company is a party, except where such breach, violation, default, conflict or right described in clause (2) or (3) above will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated herein.

(c) Consents. Except for (a) the Required Company Stockholder Approval, (b) approvals under applicable state securities laws and (c) the filing of the Certificate(s) of Merger, no consent or approval by, notification to or filing with any Person is required in connection with the execution, delivery or performance by Company of this Agreement or any Ancillary Document or consummation of the transactions contemplated herein or therein by Company, except for any consent, approval, notice or filing, the absence of which will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated herein.

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2.3 Capitalization.

(a) The authorized, issued and outstanding shares of capital stock of Company and all issued and outstanding options, warrants and other rights to purchase or acquire capital stock of Company immediately prior to the Merger Time are set forth on Schedule 2.3(a). All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights, and are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any options, pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), except those restrictions and provisions applicable to the vesting of the Options and Warrants. Other than as described on Schedule 2.3(a), Company has no other equity securities or securities containing any equity features that are authorized, issued or outstanding, including any shares of preferred stock. Except as set forth in Schedule 2.3(a), there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Company any shares of capital stock or other securities of Company of any kind. Except as set forth on Schedule 2.3(a), there are no agreements or other obligations (contingent or otherwise) which may require Company to repurchase or otherwise acquire any shares of its capital stock.

(b) Except as disclosed on Schedule 2.3(b), Company does not own, and is not party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity. To Company’s Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Company.

(c) Schedule 2.3(c) details those Persons to whom Company has granted registration rights, which rights will obligate Company and/or Parent to file a registration statement (or include certain shares in a registration statement filed with the SEC) covering the resale of shares of Parent Common Stock constituting Merger Consideration.

2.4 Employee Benefit Plans.

(a) Company does not have, and has never had, any employee benefit plan (within the meaning of Section 3(3) of ERISA), or any other plan, arrangement, program or payroll practice providing compensation, benefits or perquisites to any class of employees, former employees or directors of Company other than the Agreements relating to the Options and the Warrants.

(b) Company does not have, and has never had, any agreement, plan or other arrangement for the benefit of any independent contractor serving Company that is or was treated as a nonqualified deferred compensation plan under Code Section 409A.

(c) The consummation of the transactions contemplated by this Agreement will not (i) cause any employee, former employee, director or independent contractor to become entitled to any severance pay, unemployment compensation or other payment; (ii) accelerate the time of payment or vesting of any benefit payable to any such Person or (iii) increase the amount of compensation or benefits due to any such Person.

2.5 Tax-Free Reorganization.

Company has not taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

2.6 Full Disclosure.

The representations and warranties of Company contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. There is no fact of which Company has Knowledge that has not been disclosed to Parent pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on Company or materially adversely affect the ability of Company to consummate in a timely manner the transactions contemplated hereby.

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ARTICLE 3

Representations and Warranties of Parent and Merger Subsidiary

Parent and Merger Subsidiary hereby jointly and severally represent and warrant to Company as follows:

3.1 Organization and Good Standing.  Each of Parent and Merger Subsidiary (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and (b) has full corporate power and authority to own and lease its properties and assets and conduct its business. The copies of the articles of incorporation and bylaws of each of Parent and Merger Subsidiary that have been made available to Company are correct and complete copies of such documents as in effect as of the Effective Date. Parent is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership and leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated by this Agreement. Parent has no subsidiaries other than Merger Subsidiary.

3.2 Authority and Authorization; Conflicts; Consents.

(a) Authority and Authorization. The execution, delivery and performance of this Agreement and each Ancillary Document of Parent and Merger Subsidiary have been duly authorized and approved by all necessary corporate action with respect to Parent and Merger Subsidiary, and each such authorization and approval remains in full force and effect. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming it is a valid and binding obligation of Company and constitutes a valid and binding obligation of Parent and Merger Subsidiary enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Conflicts. Neither the execution or delivery by Parent and Merger Subsidiary of this Agreement or any Ancillary Document nor consummation by Parent and Merger Subsidiary of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under its articles of incorporation or bylaws; (2) violate any applicable law or order; or (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person other than Parent to accelerate, increase, terminate, modify or cancel any right or obligation under, any contract to which Parent or Merger Subsidiary is a party, except where such breach, violation, default, conflict or right described in clause (2) or (3) above will not have a Material Adverse Effect on the ability of Parent and Merger Subsidiary to consummate the transactions contemplated herein.

(c) Consents. Except for (a) approvals under applicable state securities laws and (b) the filing of the Certificate(s) of Merger, no consent or approval by, notification to or filing with any Person is required in connection with the execution, delivery or performance by Parent or Merger Subsidiary of this Agreement or any Ancillary Document or Parent or Merger Subsidiary’s consummation of the transactions contemplated herein or therein, except for any consent, approval, notice or filing, the absence of which will not have a Material Adverse Effect on the ability of Parent or Merger Subsidiary to consummate the transactions contemplated herein.

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3.3 Capitalization.

(a) The authorized, issued and outstanding shares of capital stock of Parent as of the date hereof are correctly set forth on Schedule 3.3(a). The issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Other than as described on Schedule 3.3(a), Parent has no other equity securities or securities containing any equity features that are authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Parent and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Parent any shares of capital stock or other securities of Parent of any kind. There are no agreements or other obligations (contingent or otherwise) which may require Parent to repurchase or otherwise acquire any shares of its capital stock. Other than as described on Schedule 3.3(a), there are not currently any outstanding capital stock, options, warrants or other rights to acquire any shares of Parent capital stock.

(b) There are no registration rights and, to Parent’s Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Parent.

(c) The authorized capital stock of Merger Subsidiary consists of One Hundred (100) shares of common stock, par value $0.001 per share, all of which are issued and outstanding and held of record by Parent as of the date hereof. The issued and outstanding shares of capital stock of Merger Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 3.3(c), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Merger Subsidiary to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock

(d) The shares of Parent Common Stock representing the Merger Consideration will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

3.4 Employee Benefit Plans.

(a) Parent has no “employee-benefit plans” within the meaning of ERISA Section 3(3), and Parent has no bonus, stock-option, stock-purchase, stock-appreciation right, incentive, deferred-compensation, supplemental-retirement, severance, or fringe-benefit plans, programs, policies or arrangements. Parent does not have, and has never had, any agreement, plan or other arrangement for the benefit of any independent contractor serving Parent that is or was treated as a nonqualified deferred compensation plan under Code Section 409A. No current or former director, officer, employee or independent contractor of Parent will become entitled to retirement, severance, unemployment compensation or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards and increases in the amount of compensation or benefits due to any such Person) under any contract, commitment or arrangement as a result of consummation of the transactions contemplated by this Agreement.

3.5 Tax-Free Reorganization. Neither Parent nor, to Parent’s Knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

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3.6 Full Disclosure. The representations and warranties of each of Parent and Merger Subsidiary contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. There is no fact of which Parent or Merger Subsidiary has Knowledge that has not been disclosed to Company pursuant to this Agreement, including the schedules hereto, all taken together as a whole, or otherwise, which has had or would reasonably be expected to have a Material Adverse Effect on Parent or Merger Subsidiary, or materially adversely affect the ability of Parent or Merger Subsidiary to consummate in a timely manner the transactions contemplated hereby.

3.7 Validity of Parent Common Stock. The shares of Parent Common Stock to be issued to holders of Company Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

ARTICLE 4

Conduct of Business Pending the Merger

4.1 Conduct of Business by Parent. From the Effective Date through the Merger Time, unless Company shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreements, including but not limited to this Section 4.2, Parent shall not, directly or indirectly, (a) amend its Certificate of Incorporation or bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Parent, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Parent, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Parent’s entry into this Agreement for which consents, waivers or modifications are required to be obtained in accordance with Section 3.2(c), (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Parent’s past custom and practice, except as set forth on Schedule 4.1, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

4.2 Conduct of Business by Company. From the Effective Date through the Merger Time, unless Parent shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 4.2, Company shall not, directly or indirectly, (a) amend its Articles of Incorporation or bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Company, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Company, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Company’s entry into this Agreement for which consents, waivers or modifications are required to be obtained in accordance with Schedule 2.2(c), (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Company’s past custom and practice, except as set forth on Schedule 4.2, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except issuances or sales made in the Private Placement or in connection with exercise or conversion into equity of Company debt securities outstanding on the date of this Agreement, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

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ARTICLE 5

Additional Covenants and Agreement

5.1 Governmental Filings. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such filing, application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or Proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement.

5.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.3 Due Diligence; Access to Information; Confidentiality.

(a)                 Between the Effective Date and the Merger Time, Company and Parent shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. Each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including without limitation all books of account (including without limitation the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including without limitation legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including without limitation abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities-transfer records and security holder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided further, that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

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(b) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Parent nor Company nor any of their officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i) is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(ii)  becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(iii) is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to both parties.

5.4 Tax Treatment. The Surviving Company shall not knowingly take any action which could reasonably be expected to disqualify the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.5 Press Releases. Company and Parent shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the other transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

5.6 Securities Law Filings.

(a)                 Parent agrees to provide to Company copies of all reports and other documents that it proposes to file with the SEC under the Securities Act or Exchange Act between the date hereof and the Merger Time at least two days prior to the filing of such reports or documents.

(b)                Promptly upon the execution of this Agreement, the parties hereto shall cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, current reports on Form 8-K under the Exchange Act and information required by Rule 14f-1, if applicable, under the Exchange Act.

5.7 Merger Consideration; Securities Act Exemption. Each of Company and Parent shall take all necessary action on their part to cause the issuance of the Merger Consideration to Company’s stockholders to constitute a valid private placement exempt from the registration requirements of the Securities Act and applicable state securities laws.

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5.8 No Solicitation.

(a) Unless and until this Agreement shall have been terminated pursuant to Section 7.1, neither Parent nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, Person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Parent may engage in such discussion in response to an unsolicited proposal from an unrelated and non-Affiliated party if Parent’s Board of Directors determines, in good faith and after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of Parent’s Board of Directors. Parent will promptly advise Company in writing if it receives a proposal or inquiry with respect to the matters described above.

(b) Unless and until this Agreement shall have been terminated pursuant to Section 7.1, neither Company nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, Person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Company may engage in such discussion in response to any unsolicited proposal from an unrelated and non-Affiliated party if Company’s Board of Directors determines, in good faith and after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of Company’s Board of Directors. Company will promptly advise Parent if it receives a proposal or inquiry with respect to the matters described above.

5.9 Failure to Fulfill Conditions. In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination date of this Agreement, it will promptly notify the other parties.

5.10 Preparation of Periodic and Current Reports. As soon as practicable, Parent shall prepare (but not file without making a reasonable effort to comply with Section 5.6(a)) current reports on form 8-K, and any other subsequent periodic reports, that are required to be filed in connection with the Merger.

5.11 Notification of Certain Matters. On or prior to the Merger Time, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

5.12 Directors and Officers of Parent.

(a) Prior to the Merger Time, the officers and directors of Company are already the officers and directors of Parent. As of the Merger Time, the officers and directors of Company immediately prior to the Merger Time shall remain the sole officers and directors of Parent, each to hold office until their respective successors are duly appointed or such Persons are removed from office in accordance with applicable law and the articles of incorporation and bylaws of Parent.

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ARTICLE 6

Conditions

6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Merger Time of the conditions set forth in the paragraphs below:

(a) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b) This Agreement and all of the transactions contemplated hereby shall have been, and shall at the Merger Time remain, duly authorized by the Boards of Directors of Company, Parent and Merger Subsidiary. Further, the Merger and this Agreement shall have been approved by Parent’s Board of Directors, as the sole stockholder of Merger Subsidiary, and by the approval of the majority of the stockholders of Company as required under the DGCL.

(c) There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency: (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) seeking to prohibit direct or indirect ownership or operation by Parent or Merger Subsidiary of all or a material portion of the business or assets of Company, or to compel Parent or Merger Subsidiary or any of their respective subsidiaries or Company to dispose of or to hold separately all or a material portion of the business or assets of Parent or Merger Subsidiary or of Company, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(d) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(c).

(e) There shall not have occurred any general suspension of quotation on the over-the-counter markets or trading on any national exchange, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impractical, as determined in the reasonable discretion of Company.

(f) There shall be available a good faith claim for exemptions from the registration requirements of the Securities Act and all applicable blue sky laws for the offer and issuance of the Merger Consideration.

6.2 Additional Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver of the conditions set forth in the paragraphs below:

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(a) Since the Effective Date, Company shall have continued to conduct its operations in accordance with the provisions of Section 4.2.

(b) The representations of Company contained in this Agreement shall be accurate as of the Effective Date and as of the Merger Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Merger Time.

(c) Company has obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Company’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Company or any license, franchise or permit of or affecting Company;

(d) This Agreement and the Merger shall have been approved by the stockholders of Company as required by law.

6.3 Additional Conditions to Obligations of Company. The obligations of Company to effect the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver of the conditions set forth in the paragraphs below:

(a) Since the date of this Agreement, Parent shall have continued to conduct its operations in accordance with the provisions of Section 4.1.

(b) The representations of Parent and Merger Subsidiary contained in this Agreement shall be accurate as of the Effective Date and as of the Merger Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Parent and Merger Subsidiary, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Merger Time.

(c) Parent and Merger Subsidiary have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Parent’s or Merger Subsidiary’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Parent or any license, franchise or permit of or affecting Parent.

(d) Neither Parent nor Merger Subsidiary shall have any obligations or liabilities other than those obligations or liabilities required by law or specifically contemplated by this Agreement and represented to Company in Article 3.

(e) There shall not have occurred any suspension of the obligation of Parent to file reports and disclosure documentation with the SEC.

(f) This Agreement and the Merger shall have been approved by the majority stockholders of Parent.

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ARTICLE 7

Termination

7.1 Termination. This Agreement may be terminated prior to the Merger Time:

(a) by mutual consent of Company and Parent, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

(b) by Parent, if Company shall have breached any of its representations or failed to perform any of its covenants herein, which breach or failure to perform (i) causes the condition set forth in Section 6.2(b) not to be satisfied, and (ii) is incapable of being cured or has not been cured within 10 business days after the giving of written notice of such breach or failure to perform; provided, however, that Parent may only terminate this Agreement pursuant this Section 7.1(b) if the subject breach or failure to perform would be reasonably likely to have a Material Adverse Effect on Parent and the Surviving Company taken as a whole;

(c) by Company, if Parent or Merger Subsidiary shall have breached any of their representations or failed to perform any of their covenants herein, which breach or failure to perform (i) causes the condition set forth in Section 6.3(b) not to be satisfied, and (ii) is incapable of being cured or has not been cured within 10 business days after the giving of written notice of such breach or failure to perform; provided, however, that Company may only terminate this Agreement pursuant this Section 7.1(c) if the subject breach or failure to perform would be reasonably likely to have a Material Adverse Effect on Company and the Surviving Company taken as a whole;

(d) by either Company or Parent if the Merger Time has not occurred on or before February 28, 2022, or such later date as Company and Parent may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party’s obligations under this Agreement).

Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other parties.

ARTICLE 8

General Provisions

8.1  Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, fax, overnight delivery service, or registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Parent (post-Merger) or to Company:	Genvor Inc.
13155 Noel Road, Suite 900
Dallas, TX 75240

If to Parent or Merger Subsidiary (pre-Merger):	Allure Worldwide Inc.
13155 Noel Road, Suite 900
Dallas, TX 75240

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All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed, on the day of transmission or, if that day is not a business day, on the next business day; and the next day delivery after being timely delivered to a recognized overnight delivery service.

8.2 No Survival. The representations and warranties contained in this Agreement and in any instrument delivered pursuant to this Agreement will survive the Closing for a period of one (1) year. The covenants or agreements contained in Article 1 and any other covenants or agreements contained in this Agreement requiring performance or compliance after the Merger Time shall survive the Merger Time indefinitely.

8.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, Articles, Exhibits or Schedules refer to Sections of, Articles of, Exhibit to, or Schedule to, this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

8.4 Severability. If any term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, then all other terms of this Agreement will nevertheless remain in full force and effect, and such term automatically will be amended so that it is valid, legal and enforceable to the maximum extent permitted by applicable law, but as close to the parties’ original intent as is permissible.

8.5 Entire Agreement; Schedules; Amendment; Waiver. This Agreement, including the Schedules, constitutes the entire Agreement between the parties pertaining to the subject matter herein and supersedes any prior representations, warranties, covenants, agreements and understandings of the parties regarding such subject matter. The omission of any referenced Schedule constitutes a waiver by each of the parties that any document, information or act which may have been set forth on such Schedule is part of this Agreement. No supplement, modification or amendment hereof will be binding unless expressed as such and executed in writing by each party. No waiver of any term hereof will be binding unless expressed as such in a document executed by the party making such waiver. No waiver of any term hereof will be a waiver of any other term hereof, whether or not similar, nor will any such waiver be a continuing waiver beyond its stated terms. Failure to enforce strict compliance with any term hereof will not be a waiver of, or estoppel with respect to, any existing or subsequent failure to comply.

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8.6 Counterparts; Delivery. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. In addition, executed counterparts may be delivered by means of facsimile or other electronic transmission; and signatures so delivered shall be fully and validly binding to the same extent as the delivery of original signatures.

8.7 Third-Party Beneficiaries. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; provided, however, that in the event that the Merger is consummated, those Persons who shall have been holders of Company Common Stock at the Merger Time shall be third-party beneficiaries under the provisions of this Agreement giving them the right to the Merger Consideration as specified herein.

8.8  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

8.9 Jurisdiction; Service of Process. Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of Delaware, Salt Lake County, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Process in any such Proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.1. Nothing in this Section 8.9, however, affects the right of any party to serve legal process in any other manner permitted by law.

ARTICLE 9

Certain Definitions

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, “control,” “controlled by” and “under common control with,” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

“Ancillary Document” means, with respect to a Person, any document delivered by or on behalf of such Person in connection with the execution and delivery of this Agreement and the Closing, pursuant to this Agreement (but does not include this Agreement).

“Board” has the meaning ascribed thereto in Section 5.12(a).

“Book Entry” means uncertificated shares of stock represented by book entry in applicable entity’s records.

“Closing” has the meaning ascribed thereto in Section 1.1(d).

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“Closing Date” has the meaning ascribed thereto in Section 1.1(d).

“Code” has the meaning ascribed thereto in the background of this Agreement.

“Company” has the meaning ascribed thereto in the preamble to this Agreement.

“Company Common Stock” means the common stock, par value $0.001 per share, of Company.

“DGCL” shall mean the Delaware General Corporation Law.

“Effective Date” means the date first set forth in the preamble to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal, whether domestic or foreign.

“Knowledge” means (a) an individual will have “Knowledge” of a particular fact or other matter if such individual is actually consciously aware of such fact or matter; and (b) a Person, other than an individual, will have “Knowledge” of a particular fact or other matter if any individual who is serving as a director or officer (or similar executive) of such Person currently has Knowledge, as stated in clause (a), of such fact or other matter

“Liens” has the meaning ascribed thereto in Section 2.3(a).

“Material Adverse Effect” means, with respect to any entity, a material adverse effect on the business, operations, results of operations or financial condition of such entity taken as a whole, but shall exclude any effect resulting from or relating to (i) general economic conditions or general effects on the industries in which such entity operates, (ii) acts of terrorism or war (whether or not threatened, pending or declared), or (iii) the public announcement of this Agreement or the transactions contemplated hereby.

“Merger Time” has the meaning ascribed thereto in Section 1.1(d).

“Merger Consideration” means the shares of Parent Common Stock issuable in connection with the Merger to the holders of Company Common Stock pursuant to Section 1.2(a).

“Merger” has the meaning ascribed thereto in the background of this Agreement.

“Merger Subsidiary” has the meaning ascribed thereto in the preamble to this Agreement.

“Parent” has the meaning ascribed thereto in the preamble to this Agreement.

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company or partnership, joint venture, estate, trust, proprietorship, association, organization, labor union or Governmental Authority.

“Proceeding” means any action, arbitration, audit, claim, demand, grievance, complaint, hearing, inquiry, investigation, litigation, proceeding or suit (whether civil, criminal or administrative), in each case that is commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Required Company Stockholder Approval” has the meaning ascribed thereto in Section 2.2(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Surviving Company” has the meaning ascribed thereto in Article 1.

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“Tax” (and with the corresponding meaning “Taxes” and “Taxable”) means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, transfer, value added, ad valorem, franchise, capital stock, profits, license, withholding, payroll, employment, social security, unemployment, disability, workers’ compensation, employment-related insurance, excise, environmental, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount, imposed by any Governmental Authority, whether disputed or not; and (b) any liability for the payment of any amount of the type described in clause (a) as a result of an entity being a member of a consolidated, affiliated, combined or unitary group.

“Tax Affiliate” shall include each of the following entities, which collectively, shall be “Tax Affiliates:” (A) a party to this Agreement; (B) each of its subsidiaries and other Affiliates (if any); (C) each other member of any consolidated, affiliated, combined or unitary group of which such party or any such Affiliate is or was a member for purposes of any Taxes.

“Tax Returns” (and with corresponding meaning “Tax Return”) shall include all returns, claims for refund, declarations, reports, estimates, elections and information returns and statements (including any attached schedules and any amendments thereto) required to be filed or sent by or relating to a party to this Agreement or any of its Tax Affiliates and relating to any Taxes with respect to any income, properties or operations of such party or any of such Tax Affiliates.

“Tax Authority” shall mean the U.S. Internal Revenue Service and any other federal, state, local or foreign Governmental Authority responsible for the administration of any Tax.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the date first written above.

GENVOR INC.

By:	/s/ Brad White
Name:	Brad White
Title:	President

ALLURE WORLDWIDE INC.

By:	/s/ Brad White
Name:	Brad White
Title:	President

GENVOR ACQUISITION CORP.

By:	/s/ Brad White
Name:	Brad White
Title:	Incorporator

   Signature Page to Merger Agreement